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                               ARTHUR ANDERSEN LLP

                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1999 for LeukoSite, Inc. financial statements as of December 31, 1997 and 1998 and for the three years in the period ended December 31, 1999 included in this Form 8-K/A, into Millenium Pharmaceuticals, Inc. previously filed Registration Statement File Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-28239, 333-84381, 333-84373, and
333-90399, 333-93397, 333-84377, and 333-93249.

                                     /s/ Arthur Andersen LLP

Boston, Massachusetts
January 20, 2000